EXHIBIT 6.1



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned manager or officer, hereby constitutes and appoints Kevin M. Robinson as her attorney-in-fact, with full power of substitution, to sign on her behalf and in her name and to file with the Securities and Exchange Commission, or the securities regulatory authority of any state, a Registration Statement on Form S-6 under the Securities Act of 1933, as amended, or any successor form or forms, and the rules and regulations promulgated thereunder, and any and all amendments thereto, including post-effective amendments, exhibits and any and all other appropriate documents in connection therewith or otherwise, relating to the proposed registration and issuance of units, both in the primary and the secondary markets, of unit investment trusts of every kind and nature established in accordance with the Investment Company Act of 1940, in connection with Guggenheim Defined Portfolios, Series 830-1000, for which Guggenheim Funds Distributors, LLC, alone or with others, will act as Depositor or Co-Sponsor and/or Underwriter, and hereby grants unto said attorney-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such Registration Statements, and to maintain the effectiveness of such Registration Statements for such unit investment trust, that such attorney-in-fact may lawfully do or cause to be done.

     IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 22nd day of October, 2012.

                                                               /s/ Julie Jacques
                                                               -----------------
                                                                   Julie Jacques

STATE OF KANSAS    )
                   )  SS
COUNTY OF SHAWNEE  )

     On this 22nd day of October, 2012, personally appeared before me, a Notary Public in and for said County and State, the person named above who is known to me to be the person whose name and signature is affixed to the foregoing Power of Attorney and who acknowledged the same to be her voluntary act and deed for the intent and purposes therein set forth.

"OFFICIAL SEAL"

/s/ Erin McHenry
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Notary Public, State of Kansas
My Commission Expires: 9/6/2015